                                      EXHIBIT 3

                                    NO. 95-016749


KINGWOOD LAKES SOUTH, L.P., ET AL.       )    IN THE DISTRICT COURT OF
                                         )
                                         )    HARRIS COUNTY, TEXAS
VS.                                      )
                                         )
GERALD D. MURPHY, ET AL. and             )
DOUGLAS A. MURPHY, ET AL                 )    151ST JUDICIAL DISTRICT


                                        ORDER

    On this day the Court considered the Motion to Dissolve Agreed Temporary Injunction filed herein by Plaintiffs Kingwood Lakes South, L.P., Tenzer Company, Inc. and Anthony M. Frank, and any response thereto filed by Defendants, and it appearing to the Court that good cause exists for the granting of such Motion as noted*, it is therefore;

    ORDERED that the Agreed Temporary Injunction entered in this cause on May 9, 1995 be, and hereby is, dissolved and of no further force and effect.

    Signed this the 17 day of May, 1996


                                                     /s/ Carolyn Garcia
                                                    ----------------------------
                                                    JUDGE PRESIDING
APPROVED:
DOW, COGBURN & FRIEDMAN, P.C.

BY:/s/ B. Edward Williamson                    *The Agreed Temporary
   --------------------------                   Injunction was void from the
    B. Edward Williamson                        inception and of no effect.  No
    State Bar No. 21616400                      bond was set.  No trial date
    2300 Nine Greenway Plaza                    was set.
    Houston, Texas  77046
    (713) 626-5800                             *The Rule 11 agreement provided
    (713) 940-6099 (Fax)                        for dissolution in any case
ATTORNEYS FOR PLAINTIFFS                        after 120 days, and all such
                                                time has passed and the Rule 11
                                                agreement is of no effect.